Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Diversified Energy Company of our report dated March 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diversified Energy Company PLC’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
November 24, 2025